UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 17, 2009

Date of Report
(Date of earliest event reported)

Teleconnect Inc.

(Exact name of registrant as specified in its charter)

Florida	0-230611	52-2137517
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

Centro Comercial Camoján Corner, 1ª plta
Camino de Camoján, Urb. Sierra Blanca
29603 Marbella – Málaga

(Address of principal executive offices)

Registrant's telephone number, including area code  011-34-95-202-9400
N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 -	Registrant’s Business and Operations

Item 1.01 Status Review

Since the change of management took place on December 11, 2008, there has been a thorough review of all operations and the financial position of the Company. In parallel, the preparation of overdue SEC reports is well underway.

            New management has concerns about the Company’s continuity.  Its financing relies on the financial ability of a few major shareholders. The Company is therefore not only exposed to market risks, but given the current world financial crisis, it is also very vulnerable should these shareholders not be able to continue supplying sufficient funds. As a consequence, the Company will need to be relieved from cash draining activities urgently. Also, its debt will need to be further restructured with priority in order to make the Company viable. With respect to new business, management continues to explore opportunities and hopes to announce progress in the short term.

Further messages will follow soon.

Section 2 -	Financial Information

Item 2.01 Completion of Filing Requirements

The Company is in the process of completing the following overdue SEC reports Form 10-KSB for the financial year ended September 30, 2007, Form 10-QSB for the quarter ended December 31, 2007, Form 10-QSB for the quarter ended March 31, 2008, Form 10-QSB for the quarter ended June 30, 2008, Form 10-KSB for the year ended September 30, 2008, and the Form 10-QSB for the period ended December 30, 2008.

The Company expects to be current with its SEC filings within the next few weeks. Transparency and communication are amongst the top priorities of the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2009

Teleconnect Inc.
/s/ Dirk L. Benschop
Dirk L. Benschop, President